Subsidiaries of Medcath Incorporated
Medcath, Inc.
Sept 30 1997



-----------------------------------------------------------------------------------------------------------------
                       Name                                                      State of Incorporation or
                                                                                       Organization
-----------------------------------------------------------------------------------------------------------------

100% Owned Subsidiaries

AHH Management, Inc.                                                               North Carolina
DTO Management, Inc.                                                               North Carolina
HHBF, Inc.                                                                         North Carolina
Hospital Management IV, Inc.                                                       North Carolina
Medcath Clinical Research                                                          North Carolina
Medcath Diagnostics, Inc. (formerly HealthTech Corporation)                        North Carolina
MedCath of Arizona, Inc.                                                           North Carolina
MedCath of Arkansas, Inc.                                                          North Carolina
MedCath of Kingman, Inc.                                                           North Carolina
MedCath of Massachusetts, Inc.                                                     North Carolina
MedCath of Michigan, Inc.                                                          North Carolina
MedCath of New Jersey, Inc.                                                        North Carolina
MedCath of Texas, Inc.                                                             North Carolina
MedCath Physician Management of Virginia, Inc.                                     North Carolina
Physician Management of McAllen, Inc.                                              North Carolina
PhysMed Management Services, Inc.                                                  Arizona
Southern Arizona Heart, Inc.                                                       North Carolina
Ultimed, Inc.                                                                      North Carolina
Venture Holdings, Inc.                                                             North Carolina


50% or Greater Owner, Partnership Interest or Membership Interest

Arizona Heart Hospital, L.L.C.                                                     North Carolina
Arizona Medical Development Company, L.L.C.                                        North Carolina
Cape Cod Cardiology Services, L.P.                                                 North Carolina
Cardiac Services, Inc.                                                             North Carolina
CCT, L.L.C.                                                                        North Carolina
Gaston Cardiology Services, L.L.C.                                                 North Carolina
Heart Hospital IV, L.P.                                                            North Carolina
Heart Hospital of BK, L.L.C.                                                       North Carolina
Heart Hospital of DTO, L.L.C.                                                      North Carolina
Heart South Imaging II L.L.C.                                                      North Carolina
MedCath of Little Rock L.L.C.                                                      North Carolina
MedCath of McAllen Limited Partnership                                             North Carolina
MedCath of New Jersey CTC Limited Partnership                                      New Jersey
MedCath of Tucson L.L.C.                                                           North Carolina
Sun City Cardiac Center Associates                                                 Arizona